UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2008

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 3, 2008, the Board of Directors of China Architectural Engineering, Inc. (the “Company”) appointed Xinyue Jasmine Geffner as its Chief Financial Officer. Ms. Geffner replaces Wang Xin as Chief Financial Officer of the Company, who has taken the position of Financial Controller of China operations of the Company. Also on March 3, 2008, the Board of Directors appointed Charles John Anderson as the President of a subsidiary of the Company that will be incorporated in the United States and which will manage the Company’s operations in the United States.

Ms. Geffner, 35, has experience in the investment and commercial banking industry covering a variety of sectors and has advised companies in Mainland China and the Americas region on mergers and acquisitions, capital raising, and other financing activities. From March 2005 to March 2008, Ms. Geffner headed the China Desk for HSBC Bank USA in the Americas region, where she lead a team responsible for development and promotion of cross-border business activities, such as mergers and acquisitions and capital raising, between companies in China and the Americas. From August 2004 to February 2005, Ms. Geffner served as Vice President of the Consumer and Retail Group of HSBC Bank USA. In July 2003, Ms. Geffner co-founded Q.P. Mortgage Banking Center, Inc. in New York, a provider of residential and commercial mortgage products. She served as Co-President of Q.P. Mortgage Banking Center, Inc. until August 2004. From August 1999 to June 2003, Ms. Geffner worked in the Investment Banking Group of Dresdner Kleinwort Wasserstein, which is the international investment banking arm of Dresdner Bank. She has also held positions as Calyon, a global bank, in addition to Merrill Lynch and Furman Selz (ING). Ms. Geffner is a Chartered Financial Analyst (CFA) and holds a Series 7 and Series 63 license from FINRA. Ms. Geffner recently joined the Board of the Hong Kong Association of New York in 2007. Ms. Geffner earned her MBA from New York University’s Stern School of Business in 1997, double majoring in Finance and Accounting, and she earned her Bachelor of Business Administration from City University of New York, Baruch College in 1994.

Ms. Geffner is not related to any of the Company’s executive officers or directors, nor has she been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Anderson, 54, has worked in the building envelope industry for more than 33 years. His career began in 1974 and he has experience in sales, estimating, engineering, manufacturing, testing, quality control, installation, project management, contract administration and executive management. Prior to joining the Company, Mr. Anderson worked as a senior consultant for Israel Berger & Associates, LLC, specializing in building envelope evaluation. From 1996 to 2004, Mr. Anderson worked for Glassalum International Corporation, a custom curtainwall manufacturing and installation company, where he was responsible for coordinating engineering, manufacturing and project management activities. While at Glassalum International Corporation, Mr. Anderson served in various positions, including President and Chief Operating Officer. In 1987, Mr. Anderson founded Building Research, Inc., which provided consulting, testing and inspection services from inception to 1992. Mr. Anderson also worked for other companies in the curtainwall and related industries, including Midwest Curtainwalls, Inc., Ampat Group, Inc., Construction Research Laboratory, Inc., and Miami Testing Laboratory, Inc.

Mr. Anderson is not related to any of the Company’s executive officers or directors, nor has he been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01	REGULATION FD DISCLOSURE.

On March 5, 2008, the Company issued a press release announcing its appointment of Ms. Geffner and Mr. Anderson. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

9.01 (d) Exhibits

Exhibit Number	Description
99.1	Press Release dated March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2008	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 5, 2008